Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part I of II

New Issue Computational Materials

$[778,098,000] (Approximate)

Impac Secured Assets Corp.,
Pass-Through Certificates, Series 2007-3

Impac Funding Corporation
Seller and Master Servicer

Impac Secured Assets Corp.
Depositor

Ambac Assurance Corporation
Certificate Insurer

April [16], 2007 (Revised April 19, 2007)

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

$[778,098,000] (Approximate)

Characteristics of the Certificates (1) (2) (3)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to call (years)	Principal Window (mos.)	Last Scheduled Payment Date	Expected Ratings (S&P/Mdy’s)
A1-A	$217,288,000	(4)(5)	Super Senior Sequential	1.00	1 - 21	6/25/2037	AAA/Aaa
A1-B	261,141,000	(4)(5)	Super Senior Sequential	3.00	21 - 60	6/25/2037	AAA/Aaa
A1-C	115,090,000	(4)(5)	Super Senior Sequential	5.89	60 - 76	6/25/2037	AAA/Aaa
AM	148,380,000	(4)(5)(7)	Insured/ Support Senior	2.83	1 - 76	6/25/2037	AAA/Aaa
M-1	9,945,000	(4)(5)	Mezzanine	4.60	37 - 76	6/25/2037	AA+/Aa1
M-2	9,149,000	(4)(5)	Mezzanine	4.60	37 - 76	6/25/2037	AA/Aa2
M-3	5,171,000	(4)(5)	Mezzanine	4.60	37 - 76	6/25/2037	AA-/Aa3
M-4	4,376,000	(4)(5)	Mezzanine	4.60	37 - 76	6/25/2037	A+/A1
M-5	3,978,000	(4)(5)	Mezzanine	4.60	37 - 76	6/25/2037	A/A2
M-6	3,580,000	(4)(5)	Mezzanine	4.58	37 - 76	6/25/2037	A-/A3
M-7 (6)	3,182,000	(4)(5)	Mezzanine			6/25/2037
M-8 (6)	2,785,000	(4)(5)	Mezzanine			6/25/2037
B (6)	3,978,000	(4)(5)	Subordinate			6/25/2037
Total Offered Certificates	$778,098,000

Notes:
(1)
The (i) Class A1-A, Class A1-B, Class A1-C and Class AM Certificates (collectively, the “Class A Certificates”) and (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Class M Certificates”) and (iii) and the Class B Certificates (the “Class B Certificates” and, together with the Class M Certificates, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates (other than the Class M-7, Class M-8 and Class B Certificates) are collectively referred to herein as the “Offered Certificates.”

(2)	The Certificates are subject to a +/-5% variance.
(3)	Based on the collateral prepayment assumptions described under “Pricing Prepayment Speed” herein, and priced to call.
(4)	The Pass-Through Rate for each Class of Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such Class, (b) 11.50% per annum and (c) the applicable Net WAC Rate.
(5)
The Offered Certificates will be priced to call. In the event that the optional clean-up call does not occur on the earliest possible date, (i) the margin for each of the Class A Certificates will increase to 2x the original margins and (ii) the margin for each of the Subordinate Certificates will increase to 1.5x the original margins.

(6)	The Class M-7, Class M-8 and Class B Certificates are not offered hereby.
(7)	The Class AM Certificates benefit from a certificate guaranty insurance policy issued by the Certificate Insurer. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee certain payments on the Class AM Certificates.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Trust:	Mortgage Pass-Through Certificates, Series 2007-3.

Depositor:	Impac Secured Assets Corp.

Seller:	Impac Funding Corporation.

Master Servicer:	Impac Funding Corporation.

Sub-Servicers:	Countrywide Home Loans Servicing LP will act as the sub-servicer with respect to substantially all of the Mortgage Loans.

Lead Manager:	Bear, Stearns & Co. Inc.

Co-Managers:	Deutsche Bank Securities Inc. and
Countrywide Securities Corporation

Trustee:	Deutsche Bank National Trust Company.

Class AM
Certificate Insurer:	Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

Certificate Insurance Policy:	The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the holders of the Class AM Certificates.

Swap Provider:	[________________]. The Swap Provider will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Yield Maintenance Provider(s):	[________________]. The Yield Maintenance Provider(s) will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Supplemental Interest Trust
Trustee:	[Deutsche Bank National Trust Company].

Offered Certificates:
The (i) Class A1-A, Class A1-B, Class A1-C Certificates (collectively, the “Class A1 Certificates”), Class AM Certificates (together with the Class A1 Certificates, the “Class A Certificates”), (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Class M Certificates”) and (iii) Class B Certificates (together with the Class M Certificates, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates (other than the Class M-7, Class M-8 and Class B Certificates) are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:
The “Non-Offered Certificates” consist of the Class M-7, Class M-8, Class B, Class C, Class P, and Class R Certificates. The Offered Certificates and the Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Registration:	Book-Entry form, same day funds through DTC, Clearstream and Euroclear.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO	Asset-Backed Securities Group
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Treatment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of SMMEA.

Sample Pool Calculation Date:	April 1, 2007.

Cut-off Date:
For each Mortgage Loan delivered to the Trust on the Expected Closing Date, the later of April 1, 2007 or the origination date of such Mortgage Loan. The Trust will be entitled to all payments due after April 1, 2007.

Subsequent Cut-off Date:
With respect to any subsequent Mortgage Loa, the date, as designated by the company, that is the later of (i) the first day of the month in which the subsequent transfer date occurs and (ii) the origination date of such subsequent Mortgage Loan, as of the Cut-off Date with respect to the related subsequent Mortgage Loan.

Capitalized Interest Account:	Because some of the Mortgage Loans may not be acquired by the issuing entity until after the Expected Closing Date, there may not be sufficient interest collections from Mortgage Loans to pay all the interest due on the related certificates on the first Distribution Date. If a Pre-Funding Account is funded, a Capitalized Interest Account will be established and funded on the Expected Closing Date to cover those shortfalls.

Expected Pricing Date:	April [19], 2007.

Expected Closing Date:	April [30], 2007.

Distribution Date:	The 25th day of each month (or, if such day is not a business day, the next succeeding business day) commencing in May 2007.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The “Interest Accrual Period” for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

Optional Call:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”), which may be exercised on the distribution date the aggregate stated principal balance of the Mortgage Loans has been reduced to less than or equal to 10% of the sum of the Original Pre-Funded Amount and the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

Prepayment Speed:

Fixed Rate Mortgage Loans
100% PPC, which assumes 23% HEP (i.e., prepayments start at 2.3% CPR in month 1, and increase by 2.3% CPR each month to 23% CPR in month 10, and remain constant at 23% CPR thereafter).

Adjustable Rate and 2 Year Fixed/28 Year Adjustable Rate Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR (rounded to the nearest hundredth) for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

3 Year Fixed/27 Year Adjustable Rate Hybrid Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 36, increasing to and remaining constant at 65% CPR from month 37 until month 43, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 47 and remaining constant at 35% CPR from month 47 and thereafter.

5, 7 & 10 Year Fixed/25, 23 & 20 Year Adjustable Rate Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 60, increasing to and remaining constant at 65% CPR from month 61 until month 67, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 71 and remaining constant at 35% CPR from month 71 and thereafter.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Mortgage Loans:
The Trust will consist of fixed-rate and adjustable-rate mortgage loans secured by first and second liens on the mortgaged properties with an aggregate principal balance as of the sample pool calculation date (the “Sample Pool Calculation Date Balance”) of approximately $[795,601,639] (the “Mortgage Loans”) The Mortgage Loans have the characteristics as of the Sample Pool Calculation Date described in the collateral tables included in this free writing prospectus.

The collateral tables included in this free writing prospectus as Appendix A represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the Trust on the Closing Date. The final pool of Mortgage Loans to be included in the Trust will be different from the Sample Pool, although the characteristics of such final pool will not materially differ from the characteristics of the Sample Pool as indicated herein.

Original Pre-Funded Amount:
A deposit of not more than $[199,700,000] (the “Pre-Funded Amount”) will be made to a pre-funding account (the “Pre-Funding Account”) on the Expected Closing Date for the benefit of the Class A, Class M and Class B Certificates. From the Expected Closing Date to no later than June 29, 2007 (the “Funding Period”), the Original Pre-Funded Amount on deposit in the Pre-Funding Account will be used to purchase subsequent Mortgage Loans (the “Subsequent Mortgage Loans”). Any portion of the Original Pre-Funded Amount remaining on the last day of the Funding Period will be distributed, as described under “Certificates Priority” on the immediately following Distribution Date.

Pre-Funded Amount:	The amount on deposit in the Pre-Funding Account on any date of determination.

Pass-Through Rate:	The Pass-Through Rate for each class of Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such class, (b) 11.50% per annum and (c) the applicable Net WAC Rate.

LPMI Rate:
Approximately [9.53]% of the Mortgage Loans, by Sample Pool Calculation Date Balance of the Mortgage Loans, are covered by lender-paid mortgage insurance policies. The “LPMI Rate” for any period will equal the per annum premium rate of each such insured Mortgage Loan for that period expressed as a weighted average rate for the applicable Mortgage Loans. As of the Sample Pool Calculation Date, the weighted average LPMI Rate is approximately [0.092]% per annum of the Mortgage Loans.

Net Mortgage Rate:
The “Net Mortgage Rate” will be a per annum rate equal to the excess of the weighted average of the mortgage rates on the Mortgage Loans minus the sum of (a) a weighted average sub-servicing fee rate (which is expected to be approximately [0.354]% per annum as of the Closing Date), (b) a master servicing fee rate of [0.030]% per annum, (c) a trustee fee rate of [0.0025]% and (d) the LPMI Rate.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Net WAC Rate:	With respect to the Class A, Class M and Class B Certificates and any Distribution Date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the Net Mortgage Rate over (B) (1) the sum of (a) a per annum rate equal to the Net Swap Payment with respect to the Swap Agreement payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, plus the Pre-Funded Amount for such Distribution Date, multiplied by 12, and (b) a per annum rate equal to any Swap Termination Payment with respect to the Swap Agreement not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, plus the Pre-Funded Amount for such Distribution Date, multiplied by 12, and (2) in the case of the Class AM Certificates, the policy premium rate for the Class AM Certificates. The Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Shortfall:
Any shortfalls in interest payments on any Class A, Class M or Class B Certificates resulting from the excess, if any, of (a) interest accrued on the Certificates at one-month LIBOR plus the related margin (up to the maximum rate of 11.50% per annum) over (b) interest accrued on the Certificates at the applicable Net WAC Rate (any such shortfalls, “Net WAC Rate Shortfalls”), on each Distribution Date, plus unpaid Net WAC Rate Shortfalls from prior Distribution Dates to be paid in the current month or carried forward for payment on subsequent Distribution Dates, together with interest thereon at the applicable Pass-Through Rate for the current Distribution Date, as described under “Certificates Priority of Distribution” below.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Swap Agreements:
The Certificateholders will benefit from the Swap Agreement with notional amounts and swap rates set forth on page [29] of this free writing prospectus. Under the Swap Agreement, commencing with the Distribution Date in [May 2007] and ending with the Distribution Date in [April 2012], the Supplemental Interest Trust Trustee shall be obligated to pay the Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a fixed per annum rate for such Distribution Date as set forth on page [29] of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page [29] of this free writing prospectus, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Supplemental Interest Trust Trustee a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the notional amount for such Distribution Date as set forth on page [29] of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Swap Agreement) and the denominator of which is 360.

Yield Maintenance Agreements:	The Certificateholders will benefit from two Yield Maintenance Agreements with notional amounts and cap rates as set forth on pages [30] and [31] of this free writing prospectus.

Yield Maintenance Agreement I

The Certificateholders will benefit from the Yield Maintenance Agreement I with notional amounts and cap rates set forth on page [30] of this free writing prospectus. Under the Yield Maintenance Agreement I, commencing with the Distribution Date in [May 2007], and ending with the Distribution Date in [April 2012], the Yield Maintenance Agreement I Provider will be obligated to make a payment for each Distribution Date equal to the product of (x) the excess, if any, of (a) One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement I over (b) the related cap rate as set forth on page [30] of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page [30] of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Yield Maintenance Agreement I, and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Yield Maintenance Agreement II

The Certificateholders will benefit from the Yield Maintenance Agreement II with notional amounts and cap rates set forth on page [31] of this free writing prospectus. Under the Yield Maintenance Agreement II, on or before each Distribution Date commencing with the Distribution Date in [May 2012], and ending with the Distribution Date in [July 2013], the Yield Maintenance Agreement II Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (a) the lesser of (i) One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement II and (ii) 11.500% over (b) a cap rate equal to 7.50%, (y) the notional amount for such Distribution Date as set forth on page [31] of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Yield Maintenance Agreement II, and the denominator of which is 360.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Credit Enhancement:	The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Class A, Class M and Class B Certificates, as the case may be:

1) Subordination
2) Overcollateralization
3) Excess Cashflow
4) Swap Agreement
5) Yield Maintenance Agreements
6) Certificate Guaranty Insurance Policy for the benefit of the Class AM Certificates

Certificates

Class	S&P / Moody’s	Subordination (at closing; as a % of Original Pool Balance) **	Subordination (after Stepdown Date; as a % of Current Pool Balance) **
A1-A*	AAA/Aaa	6.75%	13.50%
A1-B*	AAA/Aaa	6.75%	13.50%
A1-C*	AAA/Aaa	6.75%	13.50%
AM	AAA/Aaa	6.75%	13.50%
M-1	AA+/Aa1	5.50%	11.00%
M-2	AA/Aa2	4.35%	8.70%
M-3	AA-/Aa3	3.70%	7.40%
M-4	A+/A1	3.15%	6.30%
M-5	A/A2	2.65%	5.30%
M-6	A-/A3	2.20%	4.40%
M-7	BBB+Baa1	1.80%	3.60%
M-8	BBB/Baa2	1.45%	2.90%
B	BBB-/Baa3	0.95%	1.90%

* Excludes the subordination provided by Class AM Certificates.
**Approximate

Subordination:
The Class M Certificates and Class B Certificates will be subordinate to, and will provide credit support for, the Class A Certificates. Among the Class M Certificates and Class B Certificates, subordination will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, with each subsequent class providing credit support for the prior class or classes, if any.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Overcollateralization:
With respect to any Distribution Date, the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period plus the Pre-Funded Amount less the aggregate Certificate Principal Balance of the Class A, Class M, Class B and Class P Certificates (after taking into account all distributions of principal on such Distribution Date).

Any Realized Losses on the Mortgage Loans will be covered first by the Excess Cashflow and then by the Overcollateralization, if any. If the Overcollateralization is thereafter reduced, the Excess Cashflow will be directed to pay principal on the Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization reaches the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the Overcollateralization Target by Realized Losses on the Mortgage Loans.

Overcollateralization
Target:
For each Distribution Date prior to the Stepdown Date, [0.95]% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount (the “Overcollateralization Target”). The initial amount of Overcollateralization will be approximately [0.95]% as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target will be equal to 1.90% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of 0.50% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount; provided, however, that if a Trigger Event (as described herein) is in effect on the related Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization Target on the prior Distribution Date.

Excess
Cashflow:
“Excess Cashflow” for any Distribution Date will be equal to the available funds for the Mortgage Loans remaining after interest and principal distributions on the Certificates (not including the Class C, Class P and Class R Certificates) as described pursuant to clauses (1) to (5) under “Certificates Priority of Distributions - Mortgage Loans.”

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Certificate Guaranty
Insurance Policy:
Ambac Assurance Corporation will guarantee the ultimate payment of principal and current interest shortfalls on the Class AM Certificates only, except shortfalls and losses resulting from prepayment interest shortfalls, Relief Act shortfalls and Net WAC Rate Shortfalls. Ambac’s claims paying ability is rated “AAA” and “Aaa” by S&P and Moody’s, respectively.

Trigger Event:	“Trigger Event” will be in effect on any Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:
With respect to the Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosures, and REO) for the outstanding Mortgage Loans equals or exceeds [42.00]% times the Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, (a) the numerator of which is equal to: the excess of (i) the aggregate principal balance of the Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (ii) (1) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account distribution of the Principal Distribution Amount for such distribution date), or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding (after taking into account distribution of the Principal Distribution Amount for such distribution date) and (b) the denominator of which is equal to the aggregate principal balance of the Mortgage Loans for such distribution date (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced and unscheduled collections of principal received during the related prepayment period).

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Cumulative Loss
Trigger:
With respect to the Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of Realized Losses on the Mortgage Loans exceeds the applicable percentage of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, as set forth below:

Period (month)	Percentage
25 - 36	[0.25]% with respect to May 2009, plus an additional 1/12th of [0.45]% for each month thereafter
37 - 48	[0.70]% with respect to May 2010, plus an additional 1/12th of [0.55]% for each month thereafter
49 - 60	[1.25]% with respect to May 2011, plus an additional 1/12th of [0.50]% for each month thereafter
61 - 72	[1.75]% with respect to May 2012, plus an additional 1/12th of [0.30]% for each month thereafter
73+	[2.05]%
Allocated Realized
Loss Amounts:	With respect to any class of Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous Distribution Date. Allocated Realized Loss Amounts allocated to the Class AM Certificates will be covered by the Certificate Insurance Policy.

Stepdown Date:	The earlier to occur of (x) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (y) the later to occur of: (i) the Distribution Date in May 2010 or (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is less than or equal to 86.50% of the aggregate principal balance of the Mortgage Loans and the Pre-Funded Amount for such Distribution Date.

Certificate Principal Balance:	With respect to any Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any subsequent recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof in connection with allocations of Realized Losses.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Trigger:
Any Realized Losses on the Mortgage Loans not covered by any Excess Cashflow, Overcollateralization, Net Swap Payments from the Swap Provider or Yield Maintenance Payments, will be allocated to each class of Class M Certificates and Class B Certificates, in the following order: to the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in each case until the respective Certificate Principal Balance of such class has been reduced to zero. In addition, if the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates is reduced to zero as a result of the allocation of Realized Losses on the Mortgage Loans, any additional Realized Losses on the Mortgage Loans will be allocable first, to the Class AM Certificates until the certificate principal balance is reduced to zero, provided however, any Realized Losses applied to the Class AM Certificates will be covered by the Certificate Guaranty Insurance Policy; and second, to the Class A1-A, Class A1-B and Class A1-C Certificates on a pro rata basis, based on their respective Certificate Principal Balances, until in each case the Certificate Principal Balance thereof is reduced to zero.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Certificates Priority
of Distributions:

Available funds from the Mortgage Loans (which are net of any servicing fees, master servicing fees, trustee fees, private mortgage insurance premium fees and the Certificate Guaranty Insurance Policy premium related to the Class AM Certificates) will be distributed in the following order of priority:

1)
From available funds to the Derivative Account, any Net Swap Payment and Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider;

2)	From interest funds, current and unpaid interest, to the Class A Certificates, pro rata based on their entitlement,
3)
From remaining interest funds, to the Certificate Insurer, with respect to the Class AM Certificates, any amounts reimbursable to the Certificate Insurer for the interest portion of any related Insured Payments made pursuant to the Insurance Agreement and any related unpaid Policy Premium;

4)	From remaining interest funds, to pay current interest sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates;
5)
From principal funds, (i) first to the Class A Certificates, as more fully described under “Class A Certificates Principal Distributions” below, and (ii) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, each as described more fully under “Principal Paydown” below;

6)
From Excess Cashflow, to the Certificate Insurer, with respect to the Class AM Certificates, any amounts reimbursable to the Certificate Insurer for any related Insured Payments made pursuant to the Insurance Agreement and any related unpaid Policy Premium;

7)	From remaining Excess Cashflow, as principal to the Class A, Class M and Class B Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target;”
8)
From remaining Excess Cashflow, to pay any Allocated Realized Loss Amounts to the Class A Certificates, sequentially (i) to the Class A1-A, Class A1-B and Class A1-C Certificates, on a pro rata basis, based on entitlement and (ii) to the Class AM Certificates;

9)
From remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case first to pay any unpaid interest for such class and then to pay any Allocated Realized Loss Amounts for such class;

10)
From remaining Excess Cashflow, to the Net WAC Rate Shortfall reserve fund for the Class A, Class M and Class B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining Net WAC Rate Shortfalls; provided that any Excess Cashflow remaining after such allocation to pay Net WAC Rate Shortfalls based on the Certificate Principal Balances of these Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net WAC Rate Shortfalls (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Rate Shortfalls;

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

11)	From remaining Excess Cashflow, to the Derivative Account, any Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider Trigger Event pursuant to the Swap Agreement;
12)	From remaining Excess Cashflow, to the Certificate Insurer, any remaining amounts related to the Mortgage Loans and owed to the Certificate Insurer under the Insurance Agreement; and
13)	From remaining Excess Cashflow, to the Class C and Class R Certificates, any remaining amounts as described in the pooling and servicing agreement.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Principal Paydown:

Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds from the Mortgage Loans will be paid to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distributions” below; however, if the Class A Certificates have been retired, such amounts will be applied sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, the Certificates will be entitled to receive payments of principal in the following order of priority in each case until the Certificate Principal Balance thereof is reduced to zero:

(i)
First to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distribution”, such that the unpaid principal of the Class A Certificates in the aggregate will have 13.50% subordination,

(ii)	second, to the Class M-1 Certificates such that the Class M-1 Certificates will have approximately 11.00% subordination,

(iii)	third, to the Class M-2 Certificates such that the Class M-2 Certificates will have approximately 8.70% subordination,

(iv)	fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have approximately 7.40% subordination,

(v)	fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have approximately 6.30% subordination,

(vi)	sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have approximately 5.30% subordination,

(vii)	seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have approximately 4.40% subordination,

(viii)	eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have approximately 3.60% subordination,

(ix)	ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have approximately 2.90% subordination,

(x)	tenth, to the Class B Certificates such that the Class B Certificates will have approximately 1.90% subordination.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Class A Certificates Principal Distributions:

Principal will be distributed to the Class A Certificates concurrently and pro rata between the Class A1 Certificates and Class AM Certificates based on (x) the aggregate Certificate Principal Balance of the Class A1-A, Class A1-B and Class A1-C Certificates and (y) the Certificate Principal Balance of the Class AM Certificates, which will further be allocated in the following manner:

(x) sequentially, to the Class A1-A, Class A1-B and Class A1-C Certificates, in that order, in each case until the Class A1-A, Class A1-B and Class A1-C Certificate Principal Balance thereof is reduced to zero; and

(y) to the Class AM Certificates until the Class AM Certificate Principal Balance thereof is reduced to zero.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal paid to the Class A Certificates will have approximately 13.50% of the current balance of the Mortgage Loans as credit enhancement (which is approximately 2x the initial senior enhancement percentage).

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Derivative Account:
On or before each Distribution Date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Swap Agreement and payments payable by each Yield Maintenance Agreement Provider to the Derivative Administrator under Yield Maintenance Agreement I (other than termination payments) and Yield Maintenance Agreement II (other than termination payments) will be deposited by the Derivative Administrator into the Derivative Account. On each Distribution Date, to the extent required, the Derivative Administrator will withdraw the following amounts from the Derivative Account and remit to the Trustee for distribution to the Class A, Class M and Class B Certificates (after distribution to the Certificates of the Excess Cashflow) in the following order of priority:

(1)
concurrently to the Class A Certificates, pro rata, based on entitlement, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the interest funds and the Excess Cashflow on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of Realized Losses on the Mortgage Loans;

(2)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any unpaid interest shortfall amount for each such class to the extent not covered by the interest funds and the Excess Cashflow on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of Realized Losses on the Mortgage Loans;

(3)
to the Class A, Class M and Class B Certificates, an amount equal to any extra principal distribution amount, to the extent not covered by any Excess Cashflow on that Distribution Date and solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period Realized Losses, to be included in the Principal Distribution Amount for that Distribution Date and payable to such holders as part of the Principal Distribution Amount ;

(4)
to the Net WAC Rate Shortfall reserve fund, to pay Net WAC Rate Shortfalls on the Class A, Class M and Class B Certificates, on a pro rata basis, based on the amount of Net WAC Rate Shortfalls for each such class of Class A, Class M, and Class B Certificates remaining unpaid, to the extent not covered by the Excess Cashflow on that Distribution Date;

(5)
to the Class A1 Certificates first, pro rata among the Class A1-A, Class A1-B and Class A1-C Certificates and second to the Class AM Certificates, in that order, an amount equal to any Allocated Realized Loss Amount for such class, to the extent not covered by any Excess Cashflow on that Distribution Date;

(6)
sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, an amount equal to any Allocated Realized Loss Amount for each such class, to the extent not covered by any Excess Cashflow on that Distribution Date; and

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

(7)	to pay to the parties named in the Pooling and Servicing Agreement any remaining amounts.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To 10% Optional Call

Class A1-A (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	13.79	1.67	1.23	1.00	0.86	0.77
Modified Duration (years)	9.17	1.54	1.15	0.94	0.82	0.73
First Principal Payment	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
Last Principal Payment	11/25/2026	5/25/2010	6/25/2009	1/25/2009	9/25/2008	7/25/2008
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	235	37	26	21	17	15
Illustrative Yield (30/360) at Par	5.57%	5.58%	5.58%	5.59%	5.59%	5.59%

Class A1-B (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	24.01	5.50	3.88	3.00	2.38	1.96
Modified Duration (years)	12.78	4.55	3.36	2.67	2.16	1.80
First Principal Payment	11/25/2026	5/25/2010	6/25/2009	1/25/2009	9/25/2008	7/25/2008
Last Principal Payment	2/25/2035	6/25/2016	4/25/2013	4/25/2012	4/25/2011	4/25/2010
Principal Lockout (months)	234	36	25	20	16	14
Principal Window (months)	100	74	47	40	32	22
Illustrative Yield (30/360) at Par	5.72%	5.72%	5.72%	5.72%	5.73%	5.73%

Class A1-C (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	28.80	11.94	7.95	5.89	4.93	4.16
Modified Duration (years)	13.67	8.38	6.19	4.86	4.18	3.60
First Principal Payment	2/25/2035	6/25/2016	4/25/2013	4/25/2012	4/25/2011	4/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	333	109	71	59	47	35
Principal Window (months)	17	48	34	17	16	20
Illustrative Yield (30/360) at Par	5.85%	5.85%	5.86%	5.86%	5.86%	5.86%

Class AM (to 10% call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	21.20	5.34	3.70	2.83	2.32	1.95
Modified Duration (years)	11.65	4.20	3.11	2.47	2.06	1.76
First Principal Payment	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	350	157	105	76	63	55
Illustrative Yield (30/360) at Par	5.71%	5.71%	5.71%	5.71%	5.71%	5.72%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To 10% Optional Call

Class M-1 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.95	8.77	6.01	4.60	3.99	3.67
Modified Duration (years)	13.23	6.54	4.87	3.90	3.45	3.21
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	6/25/2010	7/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	277	57	38	36	37	38
Principal Window (months)	73	100	67	40	26	17
Illustrative Yield (30/360) at Par	5.90%	5.90%	5.90%	5.90%	5.90%	5.90%

Class M-2 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.95	8.77	6.01	4.60	3.97	3.63
Modified Duration (years)	13.12	6.52	4.86	3.89	3.43	3.17
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	6/25/2010	7/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	277	57	38	36	37	38
Principal Window (months)	73	100	67	40	26	17
Illustrative Yield (30/360) at Par	5.98%	5.98%	5.98%	5.98%	5.98%	5.98%

Class M-3 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.95	8.77	6.01	4.60	3.97	3.60
Modified Duration (years)	12.78	6.44	4.81	3.86	3.40	3.13
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	6/25/2010	6/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	277	57	38	36	37	37
Principal Window (months)	73	100	67	40	26	18
Illustrative Yield (30/360) at Par	6.24%	6.24%	6.24%	6.24%	6.24%	6.24%

Class M-4 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.95	8.77	6.01	4.60	3.96	3.58
Modified Duration (years)	12.33	6.33	4.76	3.82	3.37	3.09
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	5/25/2010	6/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	277	57	38	36	36	37
Principal Window (months)	73	100	67	40	27	18
Illustrative Yield (30/360) at Par	6.60%	6.60%	6.61%	6.61%	6.61%	6.61%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To 10% Optional Call

Class M-5 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.95	8.77	6.01	4.60	3.93	3.58
Modified Duration (years)	12.33	6.33	4.76	3.82	3.35	3.09
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	5/25/2010	6/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	277	57	38	36	36	37
Principal Window (months)	73	100	67	40	27	18
Illustrative Yield (30/360) at Par	6.60%	6.60%	6.61%	6.61%	6.60%	6.61%

Class M-6 (to call)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.94	8.73	5.98	4.58	3.93	3.56
Modified Duration (years)	12.32	6.31	4.74	3.81	3.35	3.08
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	5/25/2010	5/25/2010
Last Principal Payment	6/25/2036	5/25/2020	1/25/2016	8/25/2013	7/25/2012	11/25/2011
Principal Lockout (months)	277	57	38	36	36	36
Principal Window (months)	73	100	67	40	27	19
Illustrative Yield (30/360) at Par	6.60%	6.61%	6.61%	6.61%	6.61%	6.61%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To Maturity

Class A1-A (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	13.79	1.67	1.23	1.00	0.86	0.77
Modified Duration (years)	9.17	1.54	1.15	0.94	0.82	0.73
First Principal Payment	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
Last Principal Payment	11/25/2026	5/25/2010	6/25/2009	1/25/2009	9/25/2008	7/25/2008
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	235	37	26	21	17	15
Illustrative Yield (30/360) at Par	5.57%	5.58%	5.58%	5.59%	5.59%	5.59%

Class A1-B (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	24.01	5.50	3.88	3.00	2.38	1.96
Modified Duration (years)	12.78	4.55	3.36	2.67	2.16	1.80
First Principal Payment	11/25/2026	5/25/2010	6/25/2009	1/25/2009	9/25/2008	7/25/2008
Last Principal Payment	2/25/2035	6/25/2016	4/25/2013	4/25/2012	4/25/2011	4/25/2010
Principal Lockout (months)	234	36	25	20	16	14
Principal Window (months)	100	74	47	40	32	22
Illustrative Yield (30/360) at Par	5.72%	5.72%	5.72%	5.72%	5.73%	5.73%

Class A1-C (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	29.05	13.89	9.50	7.09	5.68	4.65
Modified Duration (years)	13.72	9.13	6.98	5.58	4.67	3.94
First Principal Payment	2/25/2035	6/25/2016	4/25/2013	4/25/2012	4/25/2011	4/25/2010
Last Principal Payment	4/25/2037	1/25/2033	8/25/2026	2/25/2022	1/25/2019	8/25/2016
Principal Lockout (months)	333	109	71	59	47	35
Principal Window (months)	27	200	161	119	94	77
Illustrative Yield (30/360) at Par	5.86%	5.89%	5.90%	5.91%	5.90%	5.89%

Class AM (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	21.25	5.72	4.00	3.06	2.47	2.04
Modified Duration (years)	11.66	4.35	3.27	2.61	2.16	1.83
First Principal Payment	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
Last Principal Payment	4/25/2037	1/25/2033	8/25/2026	2/25/2022	1/25/2019	8/25/2016
Principal Lockout (months)	0	0	0	0	0	0
Principal Window (months)	360	309	232	178	141	112
Illustrative Yield (30/360) at Par	5.71%	5.72%	5.72%	5.73%	5.73%	5.72%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To Maturity

Class M-1 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	27.05	9.32	6.45	4.94	4.16	3.79
Modified Duration (years)	13.25	6.77	5.11	4.11	3.57	3.30
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	6/25/2010	7/25/2010
Last Principal Payment	3/25/2037	1/25/2025	9/25/2019	6/25/2016	3/25/2014	9/25/2012
Principal Lockout (months)	277	57	38	36	37	38
Principal Window (months)	82	156	111	74	46	27
Illustrative Yield (30/360) at Par	5.90%	5.90%	5.91%	5.91%	5.91%	5.90%

Class M-2 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	27.04	9.23	6.38	4.88	4.10	3.73
Modified Duration (years)	13.14	6.71	5.06	4.07	3.52	3.25
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	6/25/2010	7/25/2010
Last Principal Payment	2/25/2037	1/25/2024	12/25/2018	11/25/2015	10/25/2013	7/25/2012
Principal Lockout (months)	277	57	38	36	37	38
Principal Window (months)	81	144	102	67	41	25
Illustrative Yield (30/360) at Par	5.98%	5.99%	5.99%	5.99%	5.99%	5.99%

Class M-3 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	27.02	9.11	6.30	4.81	4.05	3.69
Modified Duration (years)	12.79	6.58	4.97	4.00	3.46	3.20
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	6/25/2010	6/25/2010
Last Principal Payment	12/25/2036	11/25/2022	2/25/2018	3/25/2015	3/25/2013	6/25/2012
Principal Lockout (months)	277	57	38	36	37	37
Principal Window (months)	79	130	92	59	34	25
Illustrative Yield (30/360) at Par	6.24%	6.25%	6.25%	6.25%	6.25%	6.25%

Class M-4 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	27.00	9.04	6.22	4.75	4.01	3.67
Modified Duration (years)	12.33	6.44	4.87	3.92	3.41	3.15
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	5/25/2010	6/25/2010
Last Principal Payment	11/25/2036	2/25/2022	7/25/2017	9/25/2014	12/25/2012	5/25/2012
Principal Lockout (months)	277	57	38	36	36	37
Principal Window (months)	78	121	85	53	32	24
Illustrative Yield (30/360) at Par	6.60%	6.61%	6.62%	6.62%	6.61%	6.62%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Sensitivity Analysis - To Maturity

Class M-5 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.98	8.91	6.12	4.68	3.96	3.63
Modified Duration (years)	12.33	6.39	4.81	3.87	3.37	3.13
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	5/25/2010	6/25/2010
Last Principal Payment	9/25/2036	7/25/2021	12/25/2016	4/25/2014	10/25/2012	4/25/2012
Principal Lockout (months)	277	57	38	36	36	37
Principal Window (months)	76	114	78	48	30	23
Illustrative Yield (30/360) at Par	6.60%	6.61%	6.61%	6.61%	6.61%	6.61%

Class M-6 (to maturity)
% of Prepayment Assumption	0%	50%	75%	100%	125%	150%
Average Life (years)	26.94	8.74	5.99	4.59	3.93	3.57
Modified Duration (years)	12.32	6.32	4.74	3.81	3.35	3.08
First Principal Payment	6/25/2030	2/25/2012	7/25/2010	5/25/2010	5/25/2010	5/25/2010
Last Principal Payment	7/25/2036	9/25/2020	4/25/2016	10/25/2013	8/25/2012	12/25/2011
Principal Lockout (months)	277	57	38	36	36	36
Principal Window (months)	74	104	70	42	28	20
Illustrative Yield (30/360) at Par	6.60%	6.61%	6.61%	6.61%	6.61%	6.61%

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Excess Interest - Forward Indices
Period	Excess Interest (%)	Period	Excess Interest (%)
1	1.98	45	1.19
2	0.87	46	1.18
3	1.03	47	1.64
4	0.86	48	1.16
5	0.91	49	1.33
6	1.13	50	1.14
7	0.97	51	1.31
8	1.18	52	1.12
9	1.05	53	1.12
10	1.12	54	1.29
11	1.43	55	1.10
12	1.25	56	1.28
13	1.40	57	1.09
14	1.34	58	1.09
15	1.43	59	1.44
16	1.37	60	1.42
17	1.38	61	2.26
18	1.46	62	2.07
19	1.39	63	2.24
20	1.48	64	2.05
21	1.40	65	2.04
22	1.40	66	2.21
23	1.66	67	2.04
24	1.42	68	2.21
25	1.51	69	2.03
26	1.40	70	2.02
27	1.49	71	2.56
28	1.37	72	2.03
29	1.36	73	2.22
30	1.47	74	2.04
31	1.32	75	2.22
32	1.45	76	2.04
33	1.30
34	1.28
35	1.62
36	1.32
37	1.49
38	1.30
39	1.46
40	1.27
41	1.25
42	1.41
43	1.22
44	1.38

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Available Funds Cap -Indices @ Spot
Period	Class	Period	Class
	A1, M, B		A1, M, B
	(%)		(%)
1	8.22	41	6.75
2	6.81	42	6.91
3	6.90	43	6.75
4	6.81	44	6.90
5	6.80	45	6.74
6	6.89	46	6.74
7	6.80	47	7.25
8	6.89	48	6.74
9	6.79	49	6.90
10	6.78	50	6.74
11	6.99	51	6.90
12	6.78	52	6.74
13	6.88	53	6.74
14	6.77	54	6.90
15	6.87	55	6.74
16	6.76	56	6.90
17	6.75	57	6.74
18	6.87	58	6.74
19	6.74	59	7.07
20	6.87	60	7.09
21	6.74	61	7.78
22	6.73	62	7.52
23	7.16	63	7.75
24	6.74	64	7.48
25	6.88	65	7.47
26	6.74	66	7.70
27	6.88	67	7.43
28	6.74	68	7.66
29	6.74	69	7.41
30	6.87	70	7.40
31	6.73	71	8.19
32	6.87	72	7.39
33	6.73	73	7.63
34	6.73	74	7.38
35	7.17	75	7.62
36	6.78	76	7.37
37	6.92
38	6.76
39	6.91
40	6.75

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Available Funds Cap -Indices @ 20%
Period	Class	Period	Class
	A1. M, B		A1, M, B
	(%)		(%)
1	22.76	41	14.54
2	21.33	42	14.71
3	21.38	43	14.54
4	21.23	44	14.68
5	21.15	45	14.49
6	21.14	46	14.47
7	20.92	47	14.96
8	20.87	48	14.43
9	20.60	49	14.57
10	20.41	50	14.39
11	20.40	51	14.52
12	19.95	52	14.33
13	19.80	53	14.31
14	19.44	54	14.46
15	19.31	55	14.27
16	18.95	56	14.41
17	18.72	57	14.22
18	18.61	58	14.22
19	18.26	59	13.46
20	18.17	60	13.84
21	17.82	61	12.82
22	17.60	62	12.49
23	17.82	63	12.73
24	17.22	64	12.41
25	17.34	65	12.36
26	17.17	66	12.77
27	17.28	67	12.81
28	17.12	68	13.05
29	17.09	69	12.71
30	17.21	70	12.68
31	17.04	71	13.61
32	17.15	72	12.77
33	16.98	73	13.38
34	16.95	74	13.06
35	16.80	75	13.34
36	16.17	76	9.21
37	14.76
38	14.58
39	14.73
40	14.56

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Available Funds Cap -Indices @ Spot
Period	Class	Period	Class
	AM		AM
	(%)		(%)
1	8.09	41	6.64
2	6.70	42	6.80
3	6.79	43	6.64
4	6.70	44	6.79
5	6.70	45	6.64
6	6.78	46	6.64
7	6.69	47	7.13
8	6.78	48	6.64
9	6.68	49	6.79
10	6.68	50	6.63
11	6.88	51	6.79
12	6.67	52	6.63
13	6.77	53	6.63
14	6.66	54	6.79
15	6.76	55	6.63
16	6.65	56	6.79
17	6.64	57	6.63
18	6.76	58	6.64
19	6.64	59	6.96
20	6.76	60	6.98
21	6.63	61	7.67
22	6.63	62	7.41
23	7.04	63	7.64
24	6.64	64	7.38
25	6.77	65	7.36
26	6.64	66	7.59
27	6.77	67	7.33
28	6.63	68	7.55
29	6.63	69	7.30
30	6.76	70	7.29
31	6.63	71	8.07
32	6.76	72	7.28
33	6.63	73	7.52
34	6.62	74	7.27
35	7.05	75	7.51
36	6.68	76	7.27
37	6.81
38	6.65
39	6.80
40	6.65

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Available Funds Cap -Indices @ 20%
Period	Class	Period	Class
	AM		AM
	(%)		(%)
1	22.63	41	14.43
2	21.22	42	14.60
3	21.27	43	14.43
4	21.12	44	14.57
5	21.04	45	14.39
6	21.03	46	14.36
7	20.81	47	14.85
8	20.76	48	14.33
9	20.50	49	14.46
10	20.30	50	14.28
11	20.29	51	14.41
12	19.84	52	14.23
13	19.69	53	14.20
14	19.33	54	14.35
15	19.20	55	14.17
16	18.85	56	14.30
17	18.61	57	14.12
18	18.50	58	14.11
19	18.15	59	13.35
20	18.06	60	13.73
21	17.71	61	12.71
22	17.49	62	12.38
23	17.70	63	12.62
24	17.12	64	12.30
25	17.23	65	12.26
26	17.07	66	12.66
27	17.17	67	12.70
28	17.01	68	12.94
29	16.99	69	12.61
30	17.10	70	12.58
31	16.94	71	13.49
32	17.04	72	12.66
33	16.88	73	13.27
34	16.85	74	12.95
35	16.68	75	13.23
36	16.07	76	9.10
37	14.65
38	14.48
39	14.62
40	14.45

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Rate (%)	Period	Notional Balance ($)	Rate (%)
1	598,988,120.00	5.00765	43	102,135,600.00	4.86032
2	596,405,111.82	5.00746	44	99,006,075.00	4.86032
3	591,619,837.50	5.00700	45	95,971,365.00	4.86032
4	584,587,861.54	5.00624	46	93,029,265.00	4.86032
5	575,283,707.22	5.00517	47	90,176,310.00	4.86032
6	563,702,910.61	5.00375	48	87,410,295.00	4.86032
7	549,870,461.28	5.00195	49	84,728,070.00	4.86032
8	533,829,808.62	4.99972	50	82,127,745.00	4.86032
9	515,663,461.74	4.99701	51	79,606,485.00	4.86032
10	495,546,117.64	4.99380	52	77,161,770.00	4.86032
11	474,015,031.98	4.99017	53	74,791,710.00	4.86032
12	451,087,165.92	4.98602	54	72,493,785.00	4.86032
13	427,798,189.42	4.98169	55	70,265,790.00	4.86032
14	405,663,515.64	4.97723	56	68,105,520.00	4.86032
15	384,626,548.51	4.97264	57	66,011,085.00	4.86032
16	364,633,696.32	4.96793	58	63,980,595.00	4.86032
17	345,633,699.78	4.96309	59	62,011,845.00	4.86032
18	327,577,946.60	4.95810	60	60,103,260.00	4.86032
19	310,420,272.41	4.95297
20	294,116,577.50	4.94768
21	278,518,793.08	4.94214
22	263,726,734.27	4.93646
23	249,693,207.44	4.93061
24	236,843,190.00	4.92510
25	229,620,015.00	4.92510
26	222,615,135.00	4.92510
27	215,822,880.00	4.92510
28	209,235,960.00	4.92510
29	202,848,705.00	4.92510
30	196,655,040.00	4.92510
31	190,648,890.00	4.92510
32	184,824,990.00	4.92510
33	179,177,265.00	4.92510
34	173,700,855.00	4.92510
35	168,390,900.00	4.92510
36	163,241,730.00	4.92510
37	123,082,155.00	4.86032
38	119,316,645.00	4.86032
39	115,665,480.00	4.86032
40	112,124,880.00	4.86032
41	108,692,010.00	4.86032
42	105,363,090.00	4.86032

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Yield Maintenance Agreement I Notional Balance Schedule

Period	Notional Balance ($)	Cap Rate (%)	Period	Notional Balance ($)	Cap Rate (%)
1	189,054,880.00	5.06138	31	86,250,395.00	5.05713
2	187,962,065.00	5.06103	32	83,614,810.00	5.05713
3	186,458,185.00	5.06068	33	81,059,175.00	5.05713
4	184,541,810.00	5.06031	34	78,581,000.00	5.05713
5	182,214,245.00	5.05993	35	62,502,180.00	5.03253
6	179,479,120.00	5.05955	36	54,729,430.00	5.01379
7	176,343,185.00	5.05915	37	53,055,030.00	5.01378
8	172,815,455.00	5.05873	38	51,431,450.00	5.01378
9	168,908,050.00	5.05831	39	49,857,220.00	5.01378
10	164,635,675.00	5.05786	40	48,330,660.00	5.01378
11	160,015,745.00	5.05741	41	46,850,580.00	5.01378
12	155,321,650.00	5.05716	42	45,415,370.00	5.01378
13	150,596,120.00	5.05715	43	44,023,770.00	5.01378
14	146,013,320.00	5.05715	44	42,674,520.00	5.01377
15	141,569,075.00	5.05715	45	41,366,150.00	5.01377
16	137,259,080.00	5.05715	46	40,097,680.00	5.01377
17	133,079,435.00	5.05715	47	38,867,640.00	5.01377
18	129,026,200.00	5.05715	48	37,675,120.00	5.01377
19	125,095,470.00	5.05715	49	36,518,790.00	5.01377
20	121,283,640.00	5.05715	50	35,397,670.00	5.01376
21	117,587,185.00	5.05715	51	34,310,710.00	5.01376
22	114,002,490.00	5.05714	52	33,256,790.00	5.01376
23	110,526,385.00	5.05714	53	32,235,000.00	5.01376
24	107,155,340.00	5.05714	54	31,244,290.00	5.01376
25	103,886,495.00	5.05714	55	30,283,750.00	5.01376
26	100,716,490.00	5.05714	56	29,352,470.00	5.01375
27	97,642,605.00	5.05714	57	28,449,540.00	5.01375
28	94,661,795.00	5.05714	58	27,574,190.00	5.01375
29	91,771,280.00	5.05714	59	13,780,410.00	4.83329
30	88,968,420.00	5.05713	60	13,356,280.00	4.83329

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Yield Maintenance Agreement II Notional Balance Schedule

Period	Notional Balance ($)	Period	Notional Balance ($)
61	161,826,352.67	74	82,545,124.15
62	151,263,754.40	75	79,962,538.10
63	141,511,904.07
64	132,504,019.82
65	124,179,097.46
66	116,486,851.73
67	109,380,292.96
68	103,113,625.92
69	98,129,052.74
70	94,098,228.14
71	90,805,942.90
72	87,963,778.14
73	85,210,648.69

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ISAC 2007-3
Computational Materials: Preliminary Structural Term Sheet

Contact Information

Bear Stearns’ Banking Contacts

Name:	Telephone:	E-Mail:

Matthew Perkins Senior Managing Director	(212) 272-7977	mperkins@bear.com

Josephine Musso Managing Director	(212) 272-6033	jmusso@bear.com

Andrew Wernick Vice-President	(212) 272-5451	awernick@bear.com

Paul Nostro Analyst / Collateral	(212) 272-7621	pnostro@bear.com

Bear Stearns’ Trading Contacts

Name:	Telephone:	E-Mail:

Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com

Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com

Jayme Fagas Managing Director	(212) 272-4955	jfagas@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:

Rachel Peng Moody’s	(212) 553-3831	rachel.peng@moodys.com

Greg Koniowka Standard and Poor’s	(212) 438-5327	greg_koniowka@standardandpoors.com

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.